EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is made on June 1, 2000, by and between Venturelist.com, Inc. ("the Employer"), of 583 San Mateo Avenue, San Bruno, CA 94066, and Steven Bauman ("the Employee"), of Redwood City, CA.

     A. Employer is engaged in the business of Internet marketing and maintains a branch office at San Bruno, CA.

     B.   Employer desires to have the services of Employee.

     C.   Employee is willing to be employed by Employer.

     Therefore, the parties agree as follows:

     1.  EMPLOYMENT.  Employee  shall  provide to Employer  the  services As the
Company's   President  which  include  daily   managerial   duties  as  well  as
administrative duties.

     2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be provided at San Bruno, CA and at such other place(s) as the needs, business, or opportunities of the Employer may require from time to time.

     3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Agreement, Employer will pay Employee an annual salary of $40,000.00 payable in monthly installments payable on the first day of each month. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

     4. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY. The Employer will reimburse Employee for "out-of-pocket" expenses in accordance with Employer policies in effect from time to time.

     5. TERMINATION DUE TO DISCONTINUANCE OF BUSINESS. If the Employer discontinues operating its business at 583 San Mateo Avenue, San Bruno, CA
94066, then this Agreement shall terminate upon notice of termination as provided in this Agreement.

     6. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer all information regarding Employer's business of which Employee has knowledge. Employee shall make all suggestions and recommendations that will be of mutual benefit to Employer and Employee.

     7. CONFIDENTIALITY. Employee recognizes that Employer has and will have the following information:

     -    inventions
     -    machinery
     -    products
     -    prices
     -    apparatus
     -    costs
     -    discounts
     -    future plans
     -    business affairs
     -    process information
     -    trade secrets
     -    technical information
     -    customer lists
     -    product design information
     -    copyrights

     and other vital information (collectively, "Information") which are valuable, special and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Employer. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

     8. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Employer shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

     9. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a thirty-day period after the termination of Employee's employment.

     10. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of one year following the termination of this Agreement, whether such termination is voluntary or involuntary, Employee will not directly or indirectly engage in any business competitive with Employer. This covenant shall apply to the geographical area that includes the area within a 50 mile radius of San Bruno, California.

Directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Employer for the benefit of a third party that is engaged in such business.

     11. OTHER BENEFITS. Employee shall be entitled to insurance benefits, including

     -    health insurance
     -    disability insurance

as such benefits are provided in accordance with Employer policies in effect from time to time.

     12. TERM/TERMINATION. Employee's employment under this Agreement shall be for an unspecified term.

     13. COMPLIANCE WITH EMPLOYER'S RULES. Employee agrees to submit to all of the rules and regulations of Employer.

     14. RETURN OF RECORDS. Upon termination of this Agreement, Employee shall deliver all property (including keys, records, notes, data, memorandum, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business.

     15. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

          Employer:

                    Venturelist.com, Inc.
                    583 San Mateo Avenue
                    San Bruno, CA 94066

          Employee:

                     Steven Bauman
                     1685 Pecan Court
                     Redwood City, CA 94061

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

     16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written oral agreements between the parties.

     17. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

     18. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed o be written, construed, and enforced as so limited.

     19. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

     20. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.

Agreed this _____________  day of _____________,  19___.


          Employer:

                                Venturelist.com, Inc.

                          By: __________________________________________________

                              __________________________________________________

          Employee:

                           By: /s/ Steven Bauman
                              --------------------------------------------------
                                 Steven Bauman